Exhibit 10.9

DATED ______________________________________________________________2010

(1) CHROMA THERAPEUTICS LIMITED

- and -

(2) VALIRX PLC

- and -

(3) VALIBIO SA

- and -

(4) SINGAPORE VOLITION PTE. LIMITED

___________________________________________

DEED OF NOVATION

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Messrs. Rooks Rider

Solicitors,

Challoner House,

19 Clerkenwell Close,

London, EC1R 0RR.

Dx. Box No: 53324, Clerkenwell

Tel. No: +44 (0)207 689 7000

Fax. No: +44(0)207 689 7001

Email: lawyers@rooksrider.co.uk

Ref: [*]

THIS DEED is made the 22 day of September 2010

BETWEEN:

(1)

CHROMA THERAPEUTICS LIMITED incorporated and registered in England and Wales with company number 4066289 whose registered office is at 93 Milton Park, Abingdon, Oxfordshire OX14 4RY (the “Chroma”);

(2)

VALIRX PLC incorporated and registered in England and Wales with company number 3916791 whose registered office is at 24 Greville Street, London EC1N 8SS (“ValiRx”);

(3)

VALIBIO SA incorporated and registered in Belgium with company number 0891.006.861 whose registered office is at 25 Georges Lemaitre, B-6041 Gosselies, Belgium (“ValiBio”) and

(4)

SINGAPORE VOLITION PTE. LIMITED incorporated and registered in Singapore with company number 201016543R whose registered office is at 165 Gangsa Road, Unit 01-70, Singapore 670165 (“Volition”).

BACKGROUND:

(A)

Chroma and ValiRx are party to Patent Licence Agreement dated 3 October 2007 (“Licence”), a copy of which is annexed to this deed.

(B)

ValiRx and ValiBio are party to Patent Licence Agreement dated 8 March 2010 (“Sub-Licence”), a copy of which is annexed to this deed.

(C)

ValiRx has agreed to transfer its shares in ValiBio SA to Volition pursuant to the terms of a Sale and Purchase Agreement dated the same date as this deed (“SPA”). As part of the share transfer, ValiRx wishes to transfer all its rights, obligations and liabilities under the Licence to Volition and terminate the Sub-Licence.

(D)

The parties have agreed that ValiRx's rights, obligations and liabilities under the Licence shall be novated to Volition on the terms of this deed.

IT IS HEREBY AGREED as follows:

1.

Consideration

1.1

Volition and ValiRx agree that 5% of each payment of the consideration due under clauses 4.1 and 4.2 of the SPA shall be paid by Volition direct to Chroma.

2.

Novation

2.1

ValiRx transfers all its rights and obligations under the Licence to Volition. Volition shall enjoy all the rights and benefits of ValiRx under the Licence, and all references to ValiRx in the Licence shall be read and construed as references to Volition.

2.2

Volition agrees to perform the Licence and be bound by its terms in every way as if it were the original party to it in place of ValiRx.

2.3

Chroma agrees to perform the Licence and be bound by its terms in every way as if Volition were the original party to it in place of ValiRx.

3.

Release of obligations and liabilities

3.1

Chroma and ValiRx release each other from all future obligations to the other under the Licence.

3.2

Each of Chroma and ValiRx releases and discharges the other from all claims and demands under or in connection with the Licence, whether arising before, on, or after the date of this deed.

3.3

Each of Chroma and Volition will have the right to enforce the Licence and pursue any claims and demands under the Licence against the other with respect to matters arising before, on or after the date of this deed as though Volition were the original party to the Licence instead of ValiRx.

3.4

Each of ValiRx and ValiBio agree that the Sub-Licence is hereby terminated with immediate effect releases and discharges the other from all claims and demands under or in connection with the Sub-Licence.

4.

Indemnity

4.1

Volition agrees to indemnify ValiRx against any losses, damages or costs ValiRx suffers or incurs under or in connection with the Licence as a result of Volition's failure to perform or satisfy its assumed obligations under the Licence.

4.2

ValiRx agrees to indemnify Volition against any losses, damages or costs Volition suffers or incurs under or in connection with the Licence as a result of ValiRx's failure to perform or satisfy its obligations under the Licence before the date of this deed.

5.

Governing law and jurisdiction

5.1

This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

5.2

The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of, or in connection with, this deed or its subject matter or formation (including non-contractual disputes or claims).

THIS DEED has been executed and delivered by or on behalf of each of the parties on the date at the top of page 1

Executed as a deed by CHROMA THERAPEUTICS LIMITED acting by a director and a director or its secretary	/s/ Ian Nicholson Ian Nicholson Director /s/ Richard Bungay Richard Bungay Secretary
Executed as a deed by VALIRX PLC acting by a director and a director or its secretary	/s/ Nicholas Thorniley Nicholas Thorniley Director /s/ George Morris George Morris Director
Executed as a deed by VALIBIO SA acting by a director and a director or its secretary	/s/ Jacob Micallef Jacob Micallef Director /s/ Satu Vainikka Satu Vainikka Director
Executed as a deed by SINGAPORE VOLITION PTE. LIMITED acting by a director and a director or its secretary	/s/ Cameron Reynolds Cameron Reynolds Director /s/ Laith Reynolds Laith Reynolds Director